Exhibit 10.1

                              CONSULTING AGREEMENT
                              --------------------


         THIS CONSULTING AGREEMENT (this "Agreement") is made as of the 23rd day of August, 2001 (the "Effective Date") between TTI HOLDINGS OF AMERICA, INC., a Delaware corporation with its principal address at 76 North Broadway,
Hicksville, NY 11801 (together with its subsidiaries and affiliates the "Company") and CROSSOVER ADVISORS, LLC, a New York limited liability company with its principal address at 545 Madison Avenue - 6th Floor, New York, NY 10022 (the "Consultant").

Background

         The Company and the Consultant wish to have the Consultant provide financial, strategic and marketing advisory services to the Company, on the terms and conditions set forth in this Agreement.
         Accordingly, the parties intending to be legally bound agree as follows:

1. Appointment. The Company hereby engages the Consultant to provide the consulting services as described in Section 2.1 below (the "Services") during the Term and any Renewal Term (defined in Section 3.1 below), and the Consultant accepts the engagement.

2.   Services.

         2.1 During the Term and any Renewal Term, the Consultant will, upon request, provide to the Company the Services on an "as needed" basis, including, but not limited to, those described below.
         (a)      assisting management in refining its business plan;
         (b) assisting management in connection with identifying and evaluating potential investments, acquisitions, strategic partnerships, joint ventures and/or licensing opportunities for the Company and its products and services (each a "Strategic Transaction");
         (c) disseminating information about the Company to the investment community at large;
         (d) arranging on behalf of the Company, at appropriate times, introductions and/or meetings with broker/dealers, investment firms and securities analysts, among others;
         (e) assisting management in broadening the Company's financial and investor public relations; and
         (f) providing such other related consulting services as mutually agreed to by the Company and the Consultant.

         2.2 Staffing. The Consultant will maintain in its employ, or otherwise have available to it, personnel sufficient in number and adequate in ability to perform the Services in accordance with this Agreement. The Consultant will have the exclusive right to direct and control its personnel and/or third parties providing the Services, other than in respect of the Company's right, as the recipient of the Services, to supervise the performance of the Consultant under this Agreement.

         2.3 Non-Exclusivity. The Company expressly understands and agrees that the relationship with the Consultant is on a non-exclusive independent contractor basis for the Services and that the Consultant shall not be prevented, barred or limited from rendering consulting services of the same nature or of a similar nature to those described in this Agreement, or of any nature whatsoever, for or on behalf of any person, firm, corporation, or entity other than the Company during the Term and any Renewal Term

         2.4 Place of Performance. In connection with the Services performed by the Consultant, the Consultant's activities shall be principally based in its New York City office, except for required and approved travel on the Company's behalf.

3.   Term and Termination.

         3.1 Term. Unless terminated earlier under Section 3.2 below, the term of this Agreement will be eighteen (18) months (the "Term") commencing on the Effective Date. The Term will automatically renew for an additional twelve (12) month period (the "Renewal Term") unless at least thirty (30) days prior to the end of the Term either party provides written notice to the other party that it does not intend to renew.

         3.2      Termination.

         (a) This Agreement may be terminated prior to the expiration of the Term or any Renewal Term by (i) either party if a material breach to this Agreement by the other party is not effectively cured within 10 days (the "Cure Period") from receipt of written notice of the breach from the non-breaching party or
                  (ii) by the Consultant if the Registration Statement (as described in Section 4.1 (b) below) is not declared effective by the Securities and Exchange Comission (SEC) within ninety
                  (90) days of the Effective Date.
         (b) The date of termination (the "Termination Date") shall be defined to mean; (i) with regard to Section 3.2 (a) (i), the date upon which the Cure Period expires and there has been no cure, or with regard to Section 3.2 (a) (ii), the ninetieth day as referred to therein and (ii) with regard to Section 3.1, the last day of the Term, or any Renewal Term.

         3.3      Effect of Termination.

         (a) Termination under Section 3.2 will not affect any other remedy or damages available to either of the parties. Upon termination of this Agreement, no party will have any further obligation to fulfill commitments under this Agreement, except for those obligations set forth in this Section 3 and in Sections 4,6, 7, 8 and 9, each of which expressly survive the termination of this Agreement.
         (b) On the Termination Date, the Company shall pay to the Consultant any earned but unpaid Consulting Fees (defined below), any unreimbursed expenses up through the appropriate date, and shall issue and deliver securities due and issuable in accordance with Section 4.1 below.

4.   Compensation

         4.1      Sign-On  Fee.  On the  Effective  Date,  as  compensation  for engaging the Consultant and as an inducement for the Consultant to commit its resources to the Company, the Company shall issue and deliver to the Consultant, or its authorized designee, on a non-refundable basis, a total of 440,000 shares of the Company's common stock $.0001 par value, of which:

                  a) 100,000 shares shall be free trading and unrestricted as of the Effective Date; and
                  b) 340,000 shares shall bear a restrictive legend and have immediate registration rights and shall be included on a registration statement (Form SB-2 or otherwise) filed by the Company with the SEC (the "Registration Statement") no later than thirty (30) days following the Effective Date, the cost and expense of which will be borne by the Company.

         4.2 Monthly Fee. During the Term and any Renewal Term, as compensation for the Services provided in Section 2 hereof (in addition to any fees that may be earned for a Strategic Transaction as set forth in Section 5 below), the Consultant shall be paid a fee of $10,000 per month (the "Consulting Fee"), payable in advance on the first business day of each month. It is agreed to that the Consulting Fee shall not be payable until the earlier to occur of (i) ninety (90) days following the Effective Date or (ii) the date the Registration Statement is declared effective.

         4.3 Expenses. The Consultant shall be promptly reimbursed for all reasonable out-of-pocket expenses (including travel, entertainment, etc.) incurred by it in its performance under this Agreement, upon submission of documentation supporting such expense(s).

5.   Strategic Transaction Services

The Consultant, or an affiliate, may provide the Company, if so requested, with finder services which may include the identification and introduction to the
Company of parties that would be interested in completing a Strategic Transaction with the Company. Accordingly, if the Consultant introduces the Company (or any of its subsidiaries or affiliates) to a party that, during the Term, any Renewal Term or during the one (1) year period following the Termination Date, completes, or enters into a letter of intent to complete, a Strategic Transaction (as set forth below) in which;

                  i.       the  introduced  party  makes an  investment  in,  or
                           provides   financing  to,  the  Company  through  the
                           purchase of its securities; and/or

                  ii. the introduced party enters into a partnership, joint venture, or licensing agreement or any other agreement for the mutual exploitation of any asset of the Company; and/or

                  iii.     the  Company   either  invests  in,  merges  with  or
                           acquires the introduced party, or, the introduced party merges with or acquires the Company.

The Company will pay to the Consultant, or an affiliate, an investment banking fee (which shall include a cash and Warrant component) with respect to each and every transaction undertaken by the Company with each party during such time period, that will be mutually agreed to prior to such introduction and which will reflect a customary industry fee arrangement.


6.   Indemnification.

         6.1 Indemnification by the Company. If in connection with any services or matters that are the subject of arise out of this Agreement or the Consultant's engagement hereunder, the Consultant or any of its directors, officers, stockholders, employees of agents (collectively, the "Consultant Indemnitees") becomes involved (whether or not as a named party) in any action, claim, investigation or legal proceeding, the Company, will indemnify and save harmless such Consultant Indemnitees from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments in compromises and defending against any claims or alleged claims) of any nature whatsoever, liquidated or unliquidated, that are incurred by any Consultant Indemnitees' obligations under this Agreement unless the claim or alleged claim resulted from willful misconduct, negligence or fraud of the Consultant Indemnitees. The Company agrees that, without the Consultant Indemnitees'prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this Section 6 (whether or not the Consultant Indemnitees are actual or potential parties to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Consultant Indemnitee from all liability arising out of such claim, action or proceeding.

         6.2 Indemnification by the Consultant. If in connection with any services or matters that are the subject of arise out of this Agreement or the Consultant's engagement hereunder, the Company or any of its directors, officers, stockholders, employees of agents (collectively, the "Company Indemnitees") becomes involved (whether or not as a named party) in any action, claim, investigation or legal proceeding, the Consultant, will indemnify and save harmless such Company Indemnitees from and against any and all claims, liabilities, damages, losses, costs and expenses (including amounts paid in satisfaction of judgments in compromises and defending against any claims or alleged claims) of any nature whatsoever, liquidated or unliquidated, that are incurred by any Company Indemnitees' obligations under this Agreement unless the claim or alleged claim resulted from willful misconduct, negligence or fraud of the Company Indemnitees. The Consultant agrees that, without the Company Indemnitees' prior written consent, it will not settle, compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding in respect of which indemnification could be sought under this Section 6 (whether or not the Company Indemnitees are actual or potential parties to such claim, action or proceeding), unless such settlement, compromise or consent includes an unconditional release of each Company Indemnitee from all liability arising out of such claim, action or proceeding.

         6.3 Procedures. As to any claim or lawsuit with respect to which party seeks indemnification hereunder (the "Indemnified Party"), it shall provide prompt notice thereof to the other party (the "Indemnifying Party"), and the Indemnifying Party shall have the right to control the defense of said lawsuit, including the selection of attorneys, and any settlement thereof, provided that no settlement which impairs the rights of the Indemnified Party shall be made without its prior written consent, which consent shall not be unreasonably withheld.

7.   Binding Arbitration.

                  a) Any dispute not settled through mediation will be settled by binding expedited arbitration in accordance with the commercial Arbitration Rules of the American Arbitration Association (the "AAA Arbitration Rules") in effect from time to time. Where no remedy for a particular breach is specified in this Agreement, the arbitrator, subject to any limitations set forth in the applicable agreement, will have the power to fashion an appropriate remedy consistent with the spirit and intent of this Agreement. Any disputing party may serve the other disputing party or parties with a demand to commence binding arbitration ("Arbitration Demand"). The arbitrator will be selected by mutual agreement of the disputing parties. If the disputing parties are unable to agree upon an arbitrator within 20 days after the date on which the Arbitration Demand is served, then the Arbitrator will be selected in accordance with the AAA Arbitration Rules.

                  b) The arbitration will be held in New York County and begoverned by the laws of the State of New York, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction thereof. The disputing parties will cooperate fully to ensure the entry of the arbitrator's award by a court of competent jurisdiction. Once the arbitrator's award has been entered by a court of competent jurisdiction, the arbitrator's award will have res judicata and collateral estoppel effect, and the disputing parties will not seek or assert the right in any manner whatsoever to challenge the validity of the arbitration or relitigate issues adjudicated by the arbitrator.

8.   Covenants.

         8.1 Confidentiality. With respect to information of the Company, which is clearly marked "Confidential", whatever its nature and form and whether from Graphic Materials (as defined below) or otherwise (except such as is generally available through publication or is previously known to the Consultant, or is lawfully obtained by the Consultant through a third-party), obtained by the Consultant during or as a result of its consultancy with the Company and relating to any invention, improvement, enhancement, product, know-how, formula, software, process, design, or other creation, or to any use of any of them, costs (including, without limitation, manufacturing costs), prices, or to any plans of the Company, or to any other trade secret or proprietary information of the Company, the Consultant agrees:

                  a) to hold all such information, inventions and discoveries which have not otherwise become public knowledge in strict confidence and not to publish or otherwise disclose any thereof to any person or entity other than the Company except with the prior written consent of an officer of the Company, or as may be required by law.
                  b) to take all reasonable precautions to assure that all such information, inventions and discoveries are properly protected from access by unauthorized persons.
                  c) to make no use of nor exploit in any way any such information, invention or discovery except as required in the performance of its consultancy for the Company.

For the purposes of this Agreement, the term "Graphic Materials" includes, without limitation, letters, memoranda, reports, notes, notebooks, books of account, drawings, prints, specifications, formulae, software, data print-outs, microfilms, magnetic tapes and disks and other documents and recordings, together with all copies, excerpts and summaries thereof.

         8.2 Further Assurances. The Company and Consultant will use their best efforts to implement the provisions of this Agreement, and for such purpose neither party shall represent to the other any material facts concerning itself during the Term and any Renewal Term which are false, misleading or untrue and neither party shall intentionally fail to provide the other with material facts concerning itself or will in any material manner prevent the Services from being performed under this Agreement.

9.   Miscellaneous.

         9.1 Limitation of Liability. IT IS UNDERSTOOD BETWEEN THE PARTIES THAT NEITHER THE CONSULTANT NOR ANY OF ITS PARTNERS, EMPLOYEES, AGENTS, OR PRINCIPALS ARE PROVIDING LEGAL SERVICES, ACCOUNTING SERVICES, NOR BROKERAGE SERVICES, AND SUCH SERVICES MUST BE RETAINED BY THE COMPANY AT ITS OWN COST AND EXPENSE. IT IS EXPRESSLY ACKNOWLEDGED THAT THE CONSULTANT WILL UTILIZE ITS BEST EFFORTS IN PERFORMING THE SERVICES CONTEMPLATED HEREBY BUT NO REPRESENTATIONS ARE MADE OR GUARANTEE GIVEN BY THE CONSULTANT AS TO THE AMOUNT OF TIME IT WILL SPEND IN PROVIDING THE SERVICES NOR TO THE ULTIMATE SUCCESS OF ANY TRANSACTION OR OTHER ACTION UNDERTAKEN BY THE COMPANY. IN NO EVENT WILL THE AGGREGATE DAMAGES CLAIMED BY THE COMPANY UNDER THIS AGREEMENT EXCEED THE TOTAL CASH FEES RECEIVED BY THE CONSULTANT, EXCEPT IN THE CASE OF WILLFUL MISCONDUCT, GROSS NEGLIGENCE OR ACTUAL FRAUD.

         9.2 Notices. All notices and other communications provided for or permitted in this Agreement will be made in writing by hand-delivery, registered first-class mail, or courier guaranteeing overnight delivery:


                  If to the Company to:
                  ---------------------

                  TTI Holdings of America, Inc.
                  76 North Broadway
                  Hicksville, New York 11801
                  Attn: Andrew Mazzone, Chief Executive Officer

                  If to the Consultant to:
                  ------------------------

                  Crossover Advisors, LLC
                  545 Madison Avenue - 6th Floor
                  New York, New York 10022
                  Attn: Arnold P. Kling, Managing Member

         or at such other address as any party specifies by notice given to the other parties in accordance with this Section 9.2

         All notices and communications will be deemed to have been duly given; at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, and on the next business day if timely delivered to a courier guaranteeing overnight delivery; provided, however, that the inability to deliver any notice or other communication because of the changed address of which no notice was given, or rejection or refusal to accept any notice or other communication as of the date if such inability to deliver or rejection or refusal to accept delivery.

         9.3 Waivers. The failure of a party to this Agreement to insist upon strict adherence to any of the terms of this Agreement on any occasion will not be considered a waiver, or deprive that party of the right thereafter to insist upon strict adherence to that term or other term of this Agreement. Any waiver must be in writing.

         9.4 Force Majeure. The Consultant will not be responsible for any failure or delay in performance of its obligations under this Agreement because of circumstances beyond its reasonable control including acts of God, fires, floods, wars, civil disturbances, sabotage, accidents, labor disputes (whether or not the employees' demands are reasonable and within the party's power to satisfy), governmental actions or transportation delays.

         9.5 Governing Law. This Agreement, the rights of the parties in, under and to this Agreement and any dispute or action relating to this Agreement (whether in contract, tort or otherwise) will be governed by, construed and enforced in accordance with the laws of New York applicable to the agreements made and performed entirely in that State. Any legal actions, suits or proceeding arising out of this Agreement (whether arising in contract, tort or otherwise) other than any claim, action, dispute or controversy subject to arbitration under Section 7 hereof, will be brought exclusively in a federal or state court located in the State of New York having jurisdiction of those courts with respect to any legal actions, suits or proceeding (whether arising in contract, tort or otherwise) arising out of this Agreement. In the event of any legal action, suit or proceeding, the parties waive their right to a jury trail.

         9.6 Entire Agreement; Amendments. This Agreement represents the entire understanding of the parties and superceded and cancels any and all prior negotiations, undertakings and agreements between the parties, whether written or oral, with respect to the subject matter of the Agreement. This Agreement may be amended, modified, waived or terminated only by a written instrument signed by both parties to this Agreement.

         9.7 Binding Effect. This Agreement will insure to be the benefit of and will be binding upon the parties their respective successors, permitted transferees and assigns.

         9.8 Assignment and Benefits of Agreement. This Agreement may not be assigned by any party to this Agreement without the written consent of the other party. Nothing in this Agreement, express or implied, is intended to confer upon any person other that the parties hereto, and their said successors and assigns, any rights under or by reason of this Agreement.

         9.9 Independent Contractor. Each of the Company and the Consultant certifies that neither party has any authority to act for or bind the other party except as expressly provided for in this Agreement, that the Consultant may work for others, and that any persons provided by the Consultant under this Agreement will be solely the employees or agents of the Consultant under its sole and exclusive direction and control.

         9.10 Severability. To the extent that any provision of this Agreement or the application thereof is determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Agreement, or the application of such a provision under other circumstances, will be unaffected and will continue in full force and effect unless the invalid or unenforceable provision is of such essential importance for this Agreement that it is to be reasonably assumed that the parties would not have concluded this Agreement without the invalid or unenforceable provision.

         9.11 Consents. Any consent or approval to be given under this Agreement may be delegated by the party to give such consent or approval to any agent or representative as such party may, from time to time, authorize in writing.

         9.12 Counterparts. This Agreement may be executed in any number of counterparts, and each of the parties on separate counterparts, each of which, when so executed, will be deemed an original, not all of which will constitute but one and the same original.

         9.13 Third Parties. Nothing in this Agreement, expressed or implied, is intended or will be construed to confer upon or give any person other than parties to this Agreement, their permitted successors or assigns and (to the extent indicated herein) any rights or reminded under or by reason of this Agreement.

         9.14 Further Assurances. Each party will take or perform such actions as reasonable requested by the other party, including the execution of any additional documents, in order to carry out the intent of, and to facilitate and effectuate the actions contemplated by this Agreement.




SIGNATURE PAGE TO CONSULTING AGREEMENT BETWEEN TTI HOLDINGS OF AMERICA, INC., AND CROSSOVER ADVISORS, LLC.



         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.


                                     TTI HOLDINGS OF AMERICA, INC.

                                     By: _________________
                                     Name: Andrew Mazzone
                                     Title: Chairman and Chief Executive Officer


                                     CROSSOVER ADVISORS, LLC

                                     By: __________________
                                     Name:________________
                                     Title: Managing Member